PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated September 17, 2020)	Registration No. 333-248709

6,000,000 Shares Common Stock

We are offering 6,000,000 shares of our common stock pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock is listed for trading on the Capital Market of the Nasdaq Stock Market, or “Nasdaq,” under the symbol “PAVM.” On January 5, 2021, the last reported sales price of our common stock was $2.58 per share.

We have retained Maxim Group LLC as the placement agent with respect to this offering. The placement agent is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but the placement agent has agreed to use its best efforts to arrange for the sale of all of the shares. We have agreed to pay the placement agent fees totaling 7.0% of the aggregate gross proceeds from the sale of the shares being offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby.

	Per Share	Total Amount
Public offering price	$2.2400	$13,440,000
Placement agent fees(1)	$0.1568	$940,800
Proceeds to us, before offering expenses	$2.0832	$12,499,200

(1)	We have also agreed to reimburse the placement agents for certain out-of-pocket accountable expenses incurred by it in connection with this offering, up to a maximum of $15,000. See “Plan of Distribution” for a more complete description of the compensation payable to the placement agents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made against payment therefor on or about January 8, 2021.

MAXIM GROUP LLC

Sole Placement Agent

The date of this prospectus supplement is January 5, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-248709) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000. The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into the prospectus supplement or the base prospectus.

This prospectus supplement provides specific details regarding this offering of 6,000,000 shares of our common stock. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

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You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

We have proprietary rights to the trademarks used herein, including, among others, PAVmed™, Lucid Diagnostics™, Caldus™, CarpX®, DisappEAR™, EsoCheck®, EsoGuard®, EsoCheck Cell Collection Device®, EsoCure Esophageal Ablation Device™, NextCath™, NextFlo™, PortIO™, and “Innovating at the Speed of Life”™. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “™” or “®”. However, the absence of such marks is not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights to such trademarks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PAVmed,” the “Company” and “we,” “us” and “our” are to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics, Inc., or “Lucid,” and Solys Diagnostics, Inc., or “Solys.”

Our Company

We are a highly-differentiated multi-product technology medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization, employing a business model focused on capital efficiency and speed to market. Since inception on June 26, 2014, our activities have focused on advancing our lead products towards regulatory approval and commercialization, protecting our intellectual property, and building our corporate infrastructure and management team. We operate in one segment as a medical device company with four operating divisions, which include GI Health, Minimally Invasive Interventions, Infusion Therapy, and Emerging Innovations. As resources permit, we will continue to explore internal and external innovations that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. We have ongoing operations conducted in two active majority owned subsidiaries: Lucid, which was incorporated in May 2018 and Solys, which was incorporated in October 2019.

Our multiple products are in various phases of development, regulatory clearances, approvals, and commercialization.

●	EsoCheck received 510(k) marketing clearance from the U.S. Food and Drug Administration, or the “FDA,” in June 2019 as an esophageal cell collection device. EsoGuard has been established as a Laboratory Developed Test, or an “LDT,” and was launched commercially in December 2019 after Clinical Laboratory Improvement Amendment and College of American Pathologists accreditation of the test at Lucid’s commercial diagnostic laboratory partner ResearchDx Inc., headquartered in Irvine, California.
●	Our CarpX device is a patented, single-use, disposable, minimally invasive device designed as a precision cutting tool to treat carpal tunnel syndrome while reducing recovery times that was cleared by the FDA under section 510(k) on April 2020 and was launched commercially in August 2020.
●	Our other products in development have not yet received clearance or approval to be marketed or sold in the U.S. or elsewhere. We have been granted patents by the U.S. Patent and Trademark Office for CarpX, PortIO, and Caldus and have acquired licenses to certain patents and intellectual property for DisappEAR from Tufts University and a group of academic centers, for EsoGuard and EsoCheck from Case Western Reserve University, or “CWRU,” and more recently for patents covering infrared technology to non-invasively detect glucose in tissue within the in-patient field of use from Liquid Sensing, Inc.

A brief description of our key divisions and products is as follows:

GI Health

EsoGuard, EsoCheck, and EsoCure

This product family consists of a patented platform technology (EsoGuard and EsoCheck) licensed from CWRU to Lucid that was developed to provide an accurate, non-invasive, patient-friendly screening test for the early detection of adenocarcinoma of the esophagus, or “EAC,” and of Barrett’s Esophagus, or “BE,” including dysplasia and related pre-cursors to EAC in patients with chronic gastroesophageal reflux, or “GERD.” This product family also consists of a technology (EsoCure) developed by us to treat BE. EsoGuard is a molecular diagnostic esophageal DNA test shown in a published human study to be highly accurate at detecting BE, as well as EAC. EsoCheck is a non-invasive cell collection device designed to sample cells from a targeted region of the esophagus in a five-minute office-based procedure, without the need for endoscopy. Both EsoGuard and EsoCheck are commercially available, as separately marketed products, for physicians to prescribe for U.S. patients. EsoCure is in development as an Esophageal Ablation Device using Caldus Technology to allow a clinician to treat dysplastic BE before it can progress to EAC, a highly lethal esophageal cancer, and to do so without the need for complex and expensive capital equipment. We have successfully completed a pre-clinical feasibility animal study of EsoCure demonstrating excellent, controlled circumferential ablation of the esophageal mucosal lining. We plan to conduct additional development work and animal testing of EsoCure to support a planned FDA 510(k) submission in 2021.

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We are currently marketing the EsoGuard LDT through a network of independent representatives working with our in-house sales management. The U.S. Center for Medicare and Medicaid Services, or “CMS,” finalized the Clinical Laboratory Fee Schedule determination for the EsoGuard Esophageal DNA Test (CPT code 0114U) in the amount of $1,938.10, with such reimbursement expected to be applicable from January 1, 2021 to December 31, 2023. In addition, we have entered into a manufacturing agreement with medical device contract manufacturer Coastline International Inc. to serve as a high-volume, lower-cost manufacturer of the EsoCheck device.

Our longer-term strategy is to secure a specific indication, based on published guidelines, for BE screening in certain at-risk populations using EsoGuard on samples collected with EsoCheck. This use of EsoGuard together with EsoCheck as a screening system must be cleared or approved by the FDA as an in vitro diagnostic, or “IVD,” device. In September 2019, we entered into an agreement with a clinical research organization to assist us with two ongoing clinical trials for EsoGuard as an IVD device, which are actively enrolling patients and consist of a screening study (ESOGUARD-BE-1) and a case control study (ESOGUARD-BE-2).

In February 2020 we received Breakthrough Device designation for EsoGuard as an IVD device. The FDA Breakthrough Device Program was created to offer patients more timely access to breakthrough technologies which provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human disease or conditions by expediting their development, assessment and review through enhanced communications and more efficient and flexible clinical study design, including more favorable pre/post market data collection balance. Breakthrough Devices receive priority FDA review, and a bipartisan bill before Congress (H.R. 5333) seeks to require Medicare to temporarily cover all Breakthrough Devices for three years while determining permanent coverage.

We have received ISO 13485:2016 certification for Lucid’s quality management system and filed a European Union CE Mark regulatory submission for EsoCheck in November 2020, having confirmed that EsoGuard falls under the self-declaration category of the European Union regulatory requirements.

Minimally Invasive Interventions

CarpX

We received FDA marketing clearance under section 510(k) in April 2020 for our CarpX minimally invasive surgical device for use in the treatment of carpal tunnel syndrome and launched the device commercially in August 2020. We believe CarpX will allow the physician to relieve the compression on the median nerve without an open incision or the need for endoscopic or other imaging equipment. To use CarpX, the operator first advances a guidewire through the carpal tunnel under the ligament, and then advanced over the wire and positioned in the carpal tunnel under ultrasonic and/or fluoroscopic guidance. When the CarpX balloon is inflated it creates tension in the ligament positioning the cutting electrodes underneath it and creates space within the tunnel, providing anatomic separation between the target ligament and critical structures such as the median nerve. Radiofrequency energy is briefly delivered to the electrodes, rapidly cutting the ligament, and relieving the pressure on the nerve. We believe CarpX will be significantly less invasive than existing treatments.

We are commercializing our products through a network of independent U.S. sales representatives and/or inventory-stocking medical distributors together with our in-house sales management and marketing teams, including a national sales manager for CarpX with over 20 years of commercial orthopedic experience. Our focus on CarpX, and other high margin products and services, is particularly suitable to this mode of distribution. A high gross margin allows us to properly incentivize our distributors, which in turn allows us to attract the top distributors with the most robust networks in our targeted specialties. Independent distributors play an even larger role in many parts of Europe, most of Asia and emerging markets worldwide.

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We may eventually choose to build (or obtain through a strategic acquisition) our own sales and marketing team to commercialize CarpX, along with some or all of our products, if it is in our long-term interests. We may also choose to enter into distribution agreements with larger strategic partners whereby we take full responsibility for the manufacturing of CarpX but outsource some or all of its distribution to a partner, particularly outside the United States, with its own robust distribution channels.

We have received ISO 13485:2016 certification for PAVmed’s quality management system to support a planned near-term European Union CE Mark filing for CarpX.

Infusion Therapy

PortIO

This product is a novel, patented, implantable, intraosseous vascular medical device which does not require accessing the central venous system and does not have an indwelling intravascular component. It is designed to be highly resistant to occlusion and may not require regular flushing. It features simplified, near-percutaneous insertion and removal, without the need for surgical dissection or radiographic confirmation. It provides a near limitless number of potential access sites and can be used in patients with chronic total occlusion of their central veins. The absence of an intravascular component will likely result in a very low infection rate.

Based on encouraging animal data, we are preparing to initiate a long-term (60-day implant duration) first-in-human clinical study in dialysis patients or those with poor venous access in Colombia, South America and intend to fulfill the likely FDA request for human clinical data with a clinical safety study in the U.S. following FDA clearance of our Investigational Device Exemption, or “IDE,” submission to begin clinical testing. We are seeking FDA clearance for an IDE to begin a clinical safety study in the U.S. evaluating PortIO in dialysis patients with a one-week implant duration to support a future de novo regulatory submission.

NextFlo

This product is a patented, disposable, and highly accurate infusion platform technology including intravenous, or “IV,” infusion sets and disposable infusion pumps designed to eliminate the need for complex and expensive electronic infusion pumps for most of the estimated one million infusions of fluids, medications and other substances delivered each day in hospitals and outpatient settings in the U.S. NextFlo is designed to deliver highly accurate gravity-driven infusions independent of the height of the IV bag. It maintains constant flow by incorporating a proprietary, passive, pressure-dependent variable flow-resistor consisting entirely of inexpensive, easy-to-manufacture disposable mechanical parts. NextFlo testing has demonstrated constant flow rates across a wide range of IV bag heights, with accuracy rates comparable to electronic infusion pumps.

We are seeking a long-term strategic partnership or acquiror. We have been running a formal M&A process for NextFlo targeting strategic and financial partners. The process is active with ongoing discussion with multiple parties and we are simultaneously progressing toward an initial FDA 510(k) submission for the NextFlo IV Infusion System.

Emerging Innovations

Emerging innovations refers to a diversified and expanding portfolio of innovative products designed to address unmet clinical needs across a broad range of clinical conditions. We are evaluating a number of these product opportunities and intellectual property covering a wide spectrum of clinical conditions, which have either been developed internally or have been presented to us by clinician innovators and academic medical institutions for consideration of a partnership to develop and commercialize these products. This collection of products includes, without limitation, initiatives in non-invasive laser-based glucose monitoring, mechanical circulatory support, single-use ventilators and pediatric ear tubes. In June 2020, we announced the execution of a letter of intent to consummate a series of agreements to develop and utilize Canon Virginia’s commercial grade and scalable aqueous silk fibroin molding process to manufacture PAVmed’s DisappEAR molded pediatric ear tubes for commercialization. Furthermore, we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and/or companies with potential strategic corporate and commercial synergies.

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Impact of COVID-19 Pandemic

We continue to monitor the ongoing impact on the national economy and our business of the pandemic resulting from severe acute respiratory syndrome coronavirus 2, or “SARS-CoV-2,” commonly referred to by its resulting illness as coronavirus disease 2019, or “COVID-19.” We expect the significance of the pandemic, including the extent of its effect on our consolidated financial condition and consolidated operational results and cash flows, to be dictated by the success of efforts to mitigate the spread of and/or to contain of the virus and the impact of such efforts. The SARS-CoV-2 virus (and the resulting COVID-19 illness) and the corresponding mitigation and containment efforts may have an adverse impact on our operations, supply chains and distribution systems and /or those of our contractors and laboratory partner and increase our and their operating expenses. In this regard, the ability of our employees or our contractors, laboratory partner, and other service providers, to perform their work may be adversely affected. In addition, the spread of the SARS-CoV-2 virus has disrupted the U.S.’s healthcare and healthcare regulatory systems which could divert healthcare resources away from, or materially delay FDA approval with respect to our products. Furthermore, our clinical trials have been and may be further affected by the pandemic, as site initiation and patient enrollment may be delayed, for example, due to prioritization of hospital resources toward the virus/illness response, as well as travel restrictions imposed by governments, and the inability to access clinical test sites for initiation and monitoring. The pandemic may have an adverse impact on the economies and financial markets of many countries, including the U.S., resulting in an economic downturn that could adversely affect demand for our products and services and /or our product candidates. While we are not able at this time to estimate the impact of the pandemic on our consolidated financial condition, consolidated results of operations, and /or consolidated cash flows, the adverse impact could be material.

Recent Developments

In November 2020, a stockholder of the Company, on behalf of himself and other similarly situated stockholders, filed a complaint in the Delaware Court of Chancery alleging that broker non-votes were not properly counted in accordance with the Company’s bylaws at the Company’s 2020 annual meeting and, as a result, certain matters purported to have been approved were not so approved. The relief sought under the complaint includes certain corrective actions by the Company, but does not seek any specific monetary damages.

On December 23, 2020, Benchmark Investments, Inc. filed a complaint against us in the U.S. District Court of the Southern District of New York alleging that the equity offerings we completed in December 2020 were in violation of provisions set forth in an engagement letter between us and the plaintiff. The plaintiff is seeking monetary damages of up to $1.29 million. Our management believes the claims are without merit and intends to defend the action vigorously.

Corporate History

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc.

Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.PAVmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;
●	reduced disclosure obligations regarding executive compensation; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies who are not emerging growth companies.

We may remain an emerging growth company until as late as December 31, 2021, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1 billion of non-convertible debt over a three-year period.

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THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-6 and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	PAVmed Inc.

Securities Offered	6,000,000 shares of common stock

Public Offering Price	$2.24 per share

Common Stock to be outstanding after this offering	71,904,269(1)

Use of Proceeds	We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. A portion of the net proceeds may be used to repay outstanding indebtedness. See “Use of Proceeds” on page S-9.

Risk Factors	See the section entitled “Risk Factors” beginning on page S-6 and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol for Common Stock	PAVM

(1)	Based on 65,904,269 outstanding shares of our common stock as of January 5, 2021. This amount does not include:

●	822,222 shares of our common stock issuable upon conversion of the Senior Convertible Note issued by us in April 2020, or the “April 2020 Note,” assuming for the purposes hereof that the principal is converted into shares of our common stock at the fixed conversion price thereunder of $5.00 per share;
●	1,550,000 shares of our common stock issuable upon conversion of the Senior Secured Convertible Note issued by us in August 2020, or the “August 2020 Note,” assuming for the purposes hereof that the principal is converted into shares of our common stock at the fixed conversion price thereunder of $5.00 per share;
●	1,228,075 shares of our common stock issuable upon conversion of the outstanding shares of our Series B Convertible Preferred Stock, or “Series B Preferred Stock,” assuming for purposes hereof that future dividends on the Series B Preferred Stock are not paid in kind;
●	16,814,939 shares of our common stock issuable upon exercise of our outstanding Series Z Warrants to Purchase Common stock, or “Series Z Warrants”;
●	381,818 shares of our common stock issuable upon exercise of our outstanding Warrants to Purchase Common Stock issued in our initial public offering and in private placements prior to our initial public offering, which we refer to collectively as the “Series W Warrants”;
●	53,000 shares of our common stock and 53,000 Series Z Warrants issuable upon exercise of the unit purchase option, or “UPOs,” granted to the selling agents of our initial public offering, and 53,000 shares of our common stock underlying such Series Z Warrants;
●	6,873,529 shares of our common stock issuable upon exercise of outstanding stock options;
●	1,928,406 shares of our common stock reserved for issuance and not subject to outstanding awards under our long-term incentive equity plan; and
●	360,673 shares of our common stock reserved for issuance under our employee stock purchase plan.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risk factors described below and in the accompanying base prospectus, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2019. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share of our common stock being offered is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. As a result, the investor purchasing shares of our common stock in this offering will incur immediate dilution of $1.95 per share, after giving further effect to the sale by us of all the shares of common stock offered hereby and after deducting placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-11 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The shares of common stock offered hereby represent approximately 9% of our outstanding common stock as of January 5, 2021. The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, and sales and marketing activities. We expect to need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

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We may issue shares of our common and/or preferred stock in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. Even after completion of this offering, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to raise additional funds or in connection with any strategic acquisitions. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

●	may significantly reduce the equity interest of investors;
●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;
●	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and
●	may adversely affect prevailing market prices for our common stock.

Our outstanding warrants, options and other convertible securities may have an adverse effect on the market price of our common stock.

As of January 5, 2021, we had outstanding securities that are exercisable for, or convertible into, a substantial number of shares of our common stock, including: (i) 822,222 shares of our common stock issuable upon conversion of the April 2020 Note, assuming for the purposes hereof that the principal is converted into shares of our common stock at the fixed conversion price thereunder of $5.00 per share; (ii) 1,550,000 shares of our common stock issuable upon conversion of the August 2020 Note, assuming for the purposes hereof that the principal is converted into shares of our common stock at the fixed conversion price thereunder of $5.00 per share; (iii) 1,228,075 shares of our common stock issuable upon conversion of the outstanding shares of our Series B Preferred Stock, assuming for purposes hereof that future dividends on the Series B Preferred Stock are not paid in kind; (iv) 16,814,939 shares of our common stock issuable upon exercise of our outstanding Series Z Warrants; (v) 381,818 shares of our common stock issuable upon exercise of our outstanding Series W Warrants; (vi) 53,000 shares of our common stock and 53,000 Series Z Warrants issuable upon exercise of our UPOs, and 53,000 shares of our common stock underlying such Series Z Warrants; and (vii) 6,873,529 shares of our common stock issuable upon exercise of outstanding stock options. In addition, as of January 5, 2021, we also had 1,928,406 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan, and 360,673 shares reserved for issuance under our employee stock purchase plan.

The issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline. In addition, the sale of these shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock.

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NOTE ON FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts, contained in this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed or incorporated by reference in “Risk Factors.”

Important factors that may affect our actual results include:

●	our limited operating history;
●	our financial performance, including our ability to generate revenue;
●	our ability to obtain regulatory approval for commercialization of our products;
●	the ability of our products to achieve market acceptance;
●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
●	our potential ability to obtain additional financing when and if needed;
●	our ability to sustain status as a going concern;
●	our ability to protect our intellectual property;
●	ability to complete strategic acquisitions;
●	ability to manage growth and integrate acquired operations;
●	the liquidity and trading of our securities;
●	our regulatory or operational risks;
●	cybersecurity risks;
●	risks related to the COVID-19 pandemic;
●	the impact of the material weakness identified by our management;
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and
●	the time during which we will be an emerging growth company under the JOBS Act.

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures or investments we may make.

We may not actually achieve the plans, intentions, and/or expectations disclosed in our forward-looking statements, and you should not rely unduly on our forward-looking statements. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-8

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the shares in this offering will be approximately $12,400,000 after deducting placement agent fees and other estimated offering expenses payable by us, assuming we sell all of the shares offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the actual number of shares of common stock sold and net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds from the sale of our common stock in this offering for working capital and other general corporate purposes. A portion of the net proceeds may be used to repay a portion of the April 2020 Note and the August 2020 Note. Each of such notes accrues interest at a rate of 7.875% per annum. The April 2020 Note and the August 2020 Note have outstanding face value principal balances as of January 5, 2021 of $4,111,111 and $7,750,000, respectively, and have contractual maturity dates of April 30, 2022 and August 5, 2022, respectively (in each case, subject to acceleration or extension in certain circumstances). The August 2020 Note is secured by substantially all of our assets and the April 2020 Note is unsecured. The proceeds from the notes were used for working capital and other general corporate purposes.

We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities, the results of clinical trials and regulatory developments.

In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

S-9

CAPITALIZATION

The following table sets forth our cash position and capitalization as of September 30, 2020, as follows:

●	on an unaudited historical actual basis,

●	on an unaudited pro forma basis, after giving effect to (i) the conversion, after September 30, 2020 and through January 5, 2021, of a total of approximately $6,100,000 of installment principal repayments and corresponding interest under the Senior Secured Convertible Notes issued by us in November 2019, or the “November 2019 Notes,” resulting in the issuance of 4,184,188 shares of our common stock, with an estimated fair value of approximately $8,752,000 (with such estimated fair value based on the closing price of our common stock on the applicable conversion date), (ii) the declaration by our board of directors, in October 2020, of approximately $74,000 of Series B Preferred Stock dividends, with such dividends settled by the issuance of an additional 24,587 shares of Series B Preferred Stock, and (iii) the sale of 10,647,500 shares by us on December 15, 2020 and December 22, 2020 at a public offering price of $1.60 per share, pursuant to prospectus supplements dated December 11, 2020 and December 18, 2020, and

●	on an unaudited pro forma as adjusted basis, after giving further effect to the sale by us of all the shares of our common stock offered hereby at an offering price of $2.24 per share, and after deducting placement agent fees and other estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement from our SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly report on Form 10-Q for the nine months ended September 30, 2020, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included therein.

	Historical		Pro Forma
In Thousands of Dollars	Actual	Pro Forma	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Assets:
Cash	$8,293	$24,071	$36,470
Total assets	$10,504	$26,282	$38,681

Liabilities:
Senior secured convertible notes at fair value	$20,220	$13,320	$13,320
Total liabilities	$25,265	$18,365	$18,365

Stockholders’ Equity (Deficit):
Preferred stock, par value $0.001, 20,000,000 shares authorized; 1,203,488 shares of Series B Convertible Preferred Stock issued and outstanding as of September 30, 2020	$2,463	$2,537	$2,537
Common stock, par value $0.001; 150,000,000 shares authorized, 49,655,915 shares issued and outstanding as of September 30, 2020	50	65	71
Additional paid-in capital	64,050	88,565	100,958
Accumulated deficit	(79,461)	(81,387)	(81,387)
Total PAVmed Inc. stockholders’ deficit	$(12,898)	$9,780)	$22,179

Noncontrolling interest	(1,863)	(1,863)	(1,863)

Total stockholders’ deficit	$(14,761)	$7,917)	$20,316

Total liabilities and equity (deficit)	$10,504	$26,282	$38,681

The foregoing table does not take into account the exercise or conversion of our convertible securities, warrants, stock options and unit purchase options, as set forth in footnote 1 in “Prospectus Summary – The Offering.”

S-10

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our unaudited historical actual net tangible book value as of September 30, 2020 was approximately $(14.8) million, or approximately $(0.30) per share of our common stock issued and outstanding on an unaudited historical actual basis as of such date.

Our unaudited pro forma net tangible book value as of September 30, 2020 would have been approximately $7.9 million, or approximately $0.12 per share of our common stock, after giving effect to (i) the conversion, after September 30, 2020 and through January 5, 2021, of a total of approximately $6,100,000 of installment principal repayments and corresponding interest under the November 2019 Notes, resulting in the issuance of 4,184,188 shares of our common stock, with an estimated fair value of approximately $8,752,000 (with such estimated fair value based on the closing price of our common stock on the applicable conversion date), (ii) the declaration by our board of directors, in October 2020, of approximately $74,000 of Series B Preferred Stock dividends, with such dividends settled by the issuance of an additional 24,587 shares of Series B Preferred Stock, and (iii) the sale of 10,647,500 shares by us on December 15, 2020 and December 22, 2020 at a public offering price of $1.60 per share, pursuant to prospectus supplements dated December 11, 2020 and December 18, 2020.

Our unaudited pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $20.3 million, or $0.29 per share of our common stock, after giving further effect to the sale by us of all the shares of our common stock offered hereby at an offering price of $2.24 per share, and after deducting placement agent fees and other estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.17 per share of our common stock to existing stockholders and an immediate dilution of $1.95 per share of our common stock to new investors purchasing shares of our common stock in this offering.

The following table illustrates the dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering:

Public offering price per share in this offering		$2.24
Pro forma net tangible book value per share as of September 30, 2020	$0.12
Increase in net tangible book value attributable to this offering	$0.17
Pro forma as adjusted net tangible book value per share as of September 30, 2020		$0.29
Dilution per share to new investors in this offering		$1.95

The per share calculations above are based the number of shares of our common stock issued and outstanding as of September 30, 2020, as follows: 49,655,915 shares on an unaudited historical actual basis, 64,487,603 shares on an unaudited pro forma basis, and 70,487,603 shares on an unaudited pro forma as adjusted basis, each as described above.

The foregoing table assumes the sale of all the shares offered hereby. If less than all of the shares offered hereby are sold, the dilution to new investors purchasing shares in this offering will be greater.

The foregoing table does not take into account the exercise or conversion of our convertible securities, warrants, stock options and unit purchase options, as set forth in footnote 1 in “Prospectus Summary – The Offering.”

S-11

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, 71,904,269 shares of our common stock will be outstanding, assuming the sale of all the shares of common stock offered hereby. In addition, as of January 5, 2021, we had an aggregate of 30,065,662 shares of common stock underlying our convertible securities, warrants, stock options and unit purchase options, as set forth in footnote 1 in “Prospectus Summary – The Offering.” We presently are authorized to issue 150,000,000 shares of our common stock. For a more complete description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

S-12

PLAN OF DISTRIBUTION

We are offering up to 6,000,000 shares of our common stock at an offering price $2.24 per share. Subject to the terms and conditions contained in the placement agency agreement, dated January 5, 2021, Maxim Group LLC has agreed to act as the sole placement agent with respect to this offering.

The placement agent is not purchasing or selling any shares offered hereby, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares, but they have agreed to use their best efforts to arrange for the sale of all of the shares. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the actual number of shares sold in this offering is not presently determinable and may be substantially less than the shares noted herein above. We will enter into a subscription agreement directly with each of the purchasers in this offering.

We negotiated the offering price for the shares in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

We have agreed to pay the placement agent fees totaling 7.0% of the aggregate gross proceeds from the sale of the shares being offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby.

	Per Share	Maximum Amount
Placement agent fees	$0.1568	$940,800

We have also agreed to reimburse the placement agent for all out-of-pocket accountable expenses incurred by it in connection with this offering, up to a maximum of $15,000. The total estimated offering expenses payable by us, other than the placement agent fees, are approximately $100,000, which includes the placement agent’s reimbursable expenses, legal, financial advisory fees, accounting, printing costs, listing fees, and various other expenses associated with registering and issuing the shares.

The placement agency agreement and a form of the subscription agreement will be included as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering.

Closing

The placement agency agreement provides that the obligations of the placement agent are subject to certain customary conditions precedent, including the receipt of customary legal opinions, letters and certificates and the absence of any material adverse change in our business. The placement agency agreement also contains customary representations and warranties that must be true and correct as of the closing.

We currently anticipate that closing of the sale of the shares will take place on or about January 8, 2021. At or prior to the closing, each purchaser will deliver to the company an amount equal to such purchaser’s subscription amount (via wire transfer). At the closing, we will deliver to each purchaser its respective shares (via the Depository Trust Company’s Deposit/Withdrawal at Custodian system).

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including for breaches of the placement agency agreement and civil liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Stabilizing Transactions

The placement agent has informed us that it does not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Additional Information

The placement agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Trading Market

Our common stock is traded on the Nasdaq Capital Market under the symbol “PAVM.”

Transfer Agent

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

S-13

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock. Schiff Hardin LLP, Washington, DC, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2019 and for the year then ended, which are incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, have been so incorporated in reliance on the report (which contains an explanatory paragraph to our ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2018 and for the year then ended, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, have been so incorporated in reliance on the report (which contains an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern) of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the sale of all of the shares offered hereby:

●	our annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on April 14, 2020) and Amendment No. 1 to the Annual Report on Form 10-K/A (filed with the SEC on April 24, 2020);
●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 28, 2020; for the fiscal quarter ended June 30, 2020 filed with the SEC on August 14, 2020; and, for the fiscal quarter ended September 30, 2020 filed with the SEC on November 6, 2020;
●	our current reports on Form 8-K filed with the SEC on January 13, 2020, May 1, 2020, May 15, 2020, July 27, 2020, August 6, 2020, December 11, 2020, December 18, 2020, December 22, 2020 and January 6, 2021;
●	our definitive proxy statement on Schedule 14A filed with the SEC on June 11, 2020; and
●	our registration statement on Form 8-A effective on January 28, 2016, registering our common stock and Series W Warrants under Section 12(b) of the Exchange Act, and our registration statement on Form 8-A effective April 5, 2018, registering our Series Z Warrants under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

S-14

Prospectus

PAVmed Inc.

$75,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $75,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbol “PAVM.” Our Series W Warrants and Series Z Warrants are listed for trading on the Nasdaq Capital Market under the symbols “PAVMW” and “PAVMZ.” On September 8, 2020, the last reported sale prices of our common stock, Series W Warrants and Series Z Warrants were $1.83, $0.98 and $0.90, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain and any prospectus supplement or issuer free writing prospectus will not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have proprietary rights to trademarks used in this prospectus, including PAVmedTM, Lucid DiagnosticsTM, PortIOTM, CaldusTM, CarpXTM, EsoCheckTM, EsoGuardTM, EsoCheck Cell Collection Device™, EsoCure Esophageal Ablation Device™, NextCathTM, DisappEARTM, NextFloTM and “Innovating at the Speed of Life”TM. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “PAVmed,” the “Company,” and “we,” “us” and “our” refer to PAVmed Inc., a Delaware corporation, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

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The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on April 14, 2020) and Amendment No. 1 to the Annual Report on Form 10-K/A (filed on April 24, 2020).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 (filed on May 28, 2020) and June 30, 2020 (filed on August 14, 2020).

●	Current Reports on Form 8-K filed on January 13, 2020, May 1, 2020, May 15, 2020, July 27, 2020 and August 6, 2020.

●	Form 8-A filed on January 29, 2016 registering our common stock and Series W Warrants, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

NOTE ON FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our future consolidated results of operations and consolidated financial position, our estimates regarding expenses, future revenue, capital and operating expenditure requirements and needs for additional financing, our business strategy and plans and the objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

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The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations, beliefs and assumptions concerning future developments and their potential effects on us. Forward-looking statements are not guarantees of future performance and actual events and results may differ significantly from the events and results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to the following:

●	our limited operating history;

●	our ability to generate revenue;

●	the ability of our products to achieve regulatory approval and market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property rights;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	cybersecurity risks;

●	risks related to the COVID-19 pandemic;

●	the liquidity and trading of our securities;

●	regulatory or operational risks; and

●	the other risks and uncertainties incorporated by reference under “Risk Factors.”

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make.

You should not rely on our forward-looking statements. You should read prospectus, and the documents incorporated herein by reference, completely and with the understanding actual events and results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements for any reason, except as required by applicable law.

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OUR COMPANY

Overview

We are a highly-differentiated multi-product commercial-stage medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization, employing a business model focused on capital efficiency and speed to market. Since inception on June 26, 2014, our activities have focused on advancing our lead products towards regulatory approval and commercialization, protecting our intellectual property, and building our corporate infrastructure and management team. We operate in one segment as a medical device company with four operating divisions, which include GI Health, Minimally Invasive Interventions, Infusion Therapy, and Emerging Innovations. As resources permit, we will continue to explore internal and external innovations that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. We have ongoing operations conducted in two active majority owned subsidiaries: Lucid Diagnostics Inc., or “Lucid,” which was incorporated in May 2018, and Solys Diagnostics Inc., or “Solys,” which was incorporated in October 2019.

A brief description of our key divisions and products is as follows:

GI Health

EsoGuard, EsoCheck and EsoCure

EsoCheck and EsoGuard are based on a patented platform technology licensed from Case Western Reserve University to Lucid, which was developed to provide an accurate, non-invasive, patient-friendly screening test for the early detection of adenocarcinoma of the esophagus, or “EAC,” and of Barrett’s Esophagus, including dysplasia, pre-cursors to EAC in patients with chronic gastroesophageal reflux. EsoGuard is a molecular diagnostic esophageal DNA test shown in a published human study to be highly accurate at detecting Barrett’s Esophagus, as well as EAC. EsoCheck is a non-invasive cell collection device designed to sample cells from a targeted region of the esophagus in a five-minute office-based procedure, without the need for endoscopy.

EsoCure is a technology developed by PAVmed to treat Barrett’s Esophagus. EsoCure is in development to provide an Esophageal Ablation Device using Caldus Technology to allow a clinician to treat dysplastic Barrett’s Esophagus before it can progress to EAC, a highly lethal esophageal cancer, and to do so without the need for complex and expensive capital equipment.

Both EsoGuard and EsoCheck are commercially available, as separately marketed products, for physicians to prescribe for U.S. patients. On June 9, 2020, the U.S. Center for Medicare and Medicare Services published its preliminary gapfill payment recommendations for the current review cycle. For EsoGuard, Medicare Administrative Contractor Palmetto GBA recommended a payment of $1,938.01 in 38 states and $2,690.00 in 12 states (including Florida, New Jersey and Pennsylvania) and two U.S. territories. Our longer-term strategy is to secure a specific indication, based on published guidelines, for Barrett’s Esophagus screening in certain at-risk populations using EsoGuard on samples collected with EsoCheck. This use of EsoGuard together with EsoCheck as a screening system must be cleared or approved by the FDA as an in vitro device. We are conducting two concurrent clinical trials, an EsoGuard screening study and an EsoGuard case control study, to support a future premarket approval filing with the FDA. In February 2020, we received FDA Breakthrough Device designation for our EsoGuard esophageal DNA test on esophageal samples collected using our EsoCheck cell collection device in a prevalent well-defined group of patients at elevated risk for esophageal dysplasia due to chronic gastroesophageal reflux disease.

Minimally Invasive Interventions

CarpX

CarpX is a minimally invasive surgical device for use in the treatment of carpal tunnel syndrome. We believe CarpX will allow the physician to relieve the compression on the median nerve without an open incision or the need for endoscopic or other imaging equipment. To use CarpX, the operator first advances a guidewire through the carpal tunnel under the ligament, and then advanced over the wire and positioned in the carpal tunnel under ultrasonic and/or fluoroscopic guidance. When the CarpX balloon is inflated it creates tension in the ligament positioning the cutting electrodes underneath it and creates space within the tunnel, providing anatomic separation between the target ligament and critical structures such as the median nerve. Radiofrequency energy is briefly delivered to the electrodes, rapidly cutting the ligament, and relieving the pressure on the nerve. We believe CarpX will be significantly less invasive than existing treatments.

In April 2020, we received FDA market clearance under section 510(k) for our CarpX minimally invasive surgical device for use in the treatment of carpal tunnel syndrome.

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Infusion Therapy

PortIO

PortIO is a novel, patented, implantable, intraosseous vascular medical device which does not require accessing the central venous system and does not have an indwelling intravascular component. It is designed to be highly resistant to occlusion and may not require regular flushing. It features simplified, near-percutaneous insertion and removal, without the need for surgical dissection or radiographic confirmation. It provides a near limitless number of potential access sites and can be used in patients with chronic total occlusion of their central veins. We believe the absence of an intravascular component will likely result in a very low infection rate.

Based on encouraging animal data, once the COVID-19 outbreak allows for resumption of clinical trial activities, we are planning a long-term (60-day implant duration) first-in-human clinical study in dialysis patients or those with poor venous access in Colombia, South America and intend to fulfill the likely FDA request for human clinical data with a clinical safety study in the United States following FDA clearance of our Investigational Device Exemption submission to begin clinical testing. In addition, we plan to file for FDA Breakthrough Device designation for PortIO.

NextFlo

NextFlo is a patented, disposable, and highly accurate infusion platform technology including intravenous infusion sets and disposable infusion pumps designed to eliminate the need for complex and expensive electronic infusion pumps for most of the estimated one million infusions of fluids, medications and other substances delivered each day in hospitals and outpatient settings in the United States. NextFlo is designed to deliver highly accurate gravity-driven infusions independent of the height of the intravenous bag. It maintains constant flow by incorporating a proprietary, passive, pressure-dependent variable flow-resistor consisting entirely of inexpensive, easy-to-manufacture disposable mechanical parts. NextFlo testing has demonstrated constant flow rates across a wide range of intravenous bag heights, with accuracy rates comparable to electronic infusion pumps. We are seeking a long-term strategic partnership or acquiror for NextFlo. We have been running a formal M&A process for NextFlo targeting strategic and financial partners. The process is active with ongoing discussion with multiple parties and we are simultaneously progressing toward an initial section 510(k) submission to the FDA.

Emerging Innovations

Emerging innovations refers to a diversified and expanding portfolio of innovative products designed to address unmet clinical needs across a broad range of clinical conditions. We are evaluating a number of these product opportunities and intellectual property covering a spectrum of clinical conditions, which have either been developed internally or have been presented to us by clinician innovators and academic medical centers for consideration of a partnership to develop and commercialize these products. This collection of products includes, without limitation, initiatives in noninvasive laser-based glucose monitoring, mechanical circulatory support, and pediatric ear tubes. In June 2020, we announced the execution of a letter of intent to consummate a series of agreements to develop and utilize Canon Virginia’s commercial grade and scalable aqueous silk fibroin molding process to manufacture our DisappEAR molded pediatric ear tubes for commercialization. Furthermore, we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and/or companies with potential strategic corporate and commercial synergies.

Corporate History

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc.

Our business address is One Grand Central Place, 60 East 42nd Street, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.PAVmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001. On March 23, 2018, we filed a certificate of designation of preferences, rights and limitations for a series of preferred stock designated as Series B Convertible Preferred Stock, or the “Series B Preferred Stock.”

As of September 8, 2020, 50,101,954 shares of our common stock and 1,203,488 shares of Series B Preferred Stock were issued and outstanding. In addition, as of September 8, 2020:

●	17,196,857 shares were issuable upon exercise of our outstanding warrants at a weighted average exercise price of $1.68 per share;

●	6,673,529 shares were issuable upon exercise of our outstanding employee stock options at a weighted average exercise price of $2.57 per share;

●	53,000 units were issuable upon exercise of our outstanding unit purchase options at an exercise price of $5.50 per unit, with each unit consisting of one share of our common stock and one Series Z Warrant, and each Series Z Warrant entitling the holder to purchase one share of our common stock at an exercise price of $1.60 per share;

●	1,203,488 shares were estimated to be issuable upon conversion of our outstanding Series B Preferred Stock (assuming all outstanding shares were converted in full on such date at the conversion price of $3.00 per share). The number of shares of common stock to be issued under the Series B Preferred Stock may be substantially greater than this amount, because dividends on the Series B Preferred Stock are payable in kind;

●	4,490,541 shares were estimated to be issuable upon conversion our senior secured convertible notes issued on November 4, 2019 (assuming such notes were converted in full on such date at the fixed conversion price of $1.60 per share). The number of shares of common stock to be issued under these notes may be substantially greater than this amount, if the interest and the installments of principal due under such notes are paid in shares of our common stock, because in such cases the number of shares issued will be determined based on the then current market price, but in any event at a price not more than fixed conversion price per share or less than a floor price specified in the notes;

●	2,372,222 shares were estimated to be issuable upon conversion our senior convertible notes issued on April 30, 2020 and on August 6, 2020 (assuming such notes were converted in full on such date at the fixed conversion price of $5.00 per share). In certain limited circumstances, the number of shares of common stock to be issued under these notes may be substantially greater than this amount, because such notes may be converted at a price based on the then current market price, but in any event at a price not more than fixed conversion price per share or less than a floor price specified in the notes, upon the occurrence of certain events of default or if we enter into a variable price transaction.

As of September 8, 2020, we also had 2,128,406 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan, and 513,012 shares reserved for issuance under our employee stock purchase plan.

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Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders is paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights, and there are no sinking fund provisions with respect to our common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Series B Preferred Stock

The Series B Preferred stock is senior to our common stock with respect to dividends and, as described below, assets distributed in liquidation. The Series B Preferred Stock has no voting rights. The stated value of the Series B Preferred Stock is $3.00 per share. All shares of Series B Preferred Stock that are outstanding are fully-paid and non-assessable.

The Series B Preferred Stock provides for dividends at a rate of 8% per annum of the stated value per share of the Series B Preferred Stock. Dividends are payable in arrears on January 1, April 1, July 1, and October 1, 2021. Dividends accrue and cumulate whether or not declared by our board of directors. All accumulated and unpaid dividends compound quarterly at the rate of 8% of the stated value per annum. Dividends through October 1, 2021 are payable in additional shares of Series B Preferred Stock. Dividends after October 1, 2021 are payable at our election in any combination of shares of Series B Preferred Stock, cash or shares of our common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company or Deemed Liquidation Event (as defined in the certificate of designations for the Series B Preferred Stock), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders, before any payment shall be made to the holders of our common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of the Series B Preferred Stock, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

At the holders’ election, a share of Series B Preferred Stock is convertible into a number of shares of our common stock determined by dividing the stated value of such share by the conversion price. The conversion price is $3.00, subject to adjustment for stock dividends, stock splits or similar events affecting our common stock.

Dividends

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the board of directors may deem relevant.

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Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Classified Board. Our board of directors is divided into three classes, with staggered three-year terms. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Advance Notice of Nominations and Shareholder Proposals. Our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

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Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation and bylaws provide that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that all directors shall be entitled to be indemnified by the company to the fullest extent permitted by law and our bylaws contain comparable provisions. Our certificate of incorporation also provides that we shall pay the expenses incurred by our directors in defending any action for which indemnification may be available, upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

These provisions could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “PAVM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

As of the date of this prospectus, we have two series of warrants outstanding: warrants to purchase our common stock issued in our initial public offering and in private placements prior thereto, which we refer to as the “Series W Warrants,” and Series Z warrants to purchase our common stock, which we refer to as the “Series Z Warrants.”

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

Series W Warrants

The Series W Warrants are issued under a warrant agreement, dated April 28, 2016, between Continental Stock Transfer & Trust Company, as warrant agent, and us. In the discussion that follows, we have summarized selected provisions of the warrant agreement. This summary is not complete. This discussion is subject to the provisions the warrant agreement and is qualified in its entirety by reference to the warrant agreement. You should read the warrant agreement as currently in effect for provisions that may be important to you.

General

We currently have 381,818 Series W Warrants outstanding. Each Series W Warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. Each warrant is currently exercisable and expires on January 29, 2022 at 5:00 p.m., New York City time.

Notwithstanding the foregoing, no Series W Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. If a registration statement covering the shares of common stock issuable upon exercise of the Series W Warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Series W Warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise.

Redemption

We may redeem the outstanding Series W Warrants (other than those outstanding prior to this offering held by certain of our senior managers, our founders and members thereof), at our option, in whole or in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the volume weighted average price of our common stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day, and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

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The right to exercise will be forfeited unless the Series W Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Series W Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If we call the Series W Warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Exercise

The exercise price and number of shares of common stock issuable on exercise of the Series W Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Series W Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Series W Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock.

Except as described above, no Series W Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the Series W Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the Series W Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Listing, Warrant Agent and Warrant Agreement

Our Series W Warrants are traded on the Nasdaq Capital Market under the symbol “PAVMW.”

The warrant agent and registrar for our Series W Warrants is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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The Series W Warrants are issued in registered form under a warrant agreement between the warrant agent and us. The warrant agreement provides that the terms of the Series W Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, we may lower the exercise price or extend the duration of the Series W Warrants without the consent of the holders.

Series Z Warrants

The Series Z Warrants are issued under an amended and restated warrant agreement, dated June 8, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and us. In the discussion that follows, we have summarized selected provisions of the amended and restated warrant agreement. This summary is not complete. This discussion is subject to the provisions the amended and restated warrant agreement and is qualified in its entirety by reference to the amended and restated warrant agreement. You should read the amended and restated warrant agreement as currently in effect for provisions that may be important to you.

General

We currently have 16,815,039 Series Z Warrants outstanding. Each Series Z Warrant entitles the registered holder to purchase one share of our common stock at a price of $1.60 per share, subject to adjustment as discussed below. Each warrant is currently exercisable and expires on April 30, 2024 at 5:00 p.m., New York City time.

Notwithstanding the foregoing, no Series Z Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. If a registration statement covering the shares of common stock issuable upon exercise of the Series Z Warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Series Z Warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average daily volume weighted average price for our common stock for the 10 trading days ending on the trading day prior to the date of exercise.

Redemption

We may redeem the outstanding Series Z Warrants (other than those outstanding prior to this offering held by certain of our senior managers, our founders and members thereof), at our option, in whole or in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the volume weighted average closing price of our common stock equals or exceeds $9.00 (subject to adjustment) for any 20 out of 30 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock during such 30-day period is at least 20,000 shares per day, and

●	if and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the Series Z Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Series Z Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

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If we call the Series Z Warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average daily volume weighted average price the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Exercise

The exercise price and number of shares of common stock issuable on exercise of the Series Z Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Series Z Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

If a Fundamental Transaction (as defined in the amended and restated warrant agreement for the Series Z Warrants) is completed, then, upon any subsequent exercise of a Series Z Warrant, the holders of the Series Z Warrants shall have the right to receive, for each share of our common stock that would have been issuable upon exercise of a Series Z Warrant immediately prior to the occurrence of such Fundamental Transaction, at the option of each holder (without regard to the beneficial ownership limitation described below), the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of our common stock for which the Series Z Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to the beneficial ownership limitation described below).

The Series Z Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated. Within two trading days following the exercise, the holder will pay in full the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants.

Except as described above, no Series Z Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the Series Z Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the amended and restated warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the Series Z Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We will not effect any exercise of a Series Z Warrant, and a holder shall not have the right to exercise any portion of a Series Z Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable subscription form, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% (at the election of the holder) of our common stock outstanding.

Listing, Warrant Agent and Amended and Restated Warrant Agreement

Our Series Z Warrants are traded on the Nasdaq Capital Market under the symbols “PAVMZ.”

The warrant agent and registrar for our Series Z Warrants is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

The Series Z Warrants are issued in registered form under an amended and restated warrant agreement between the warrant agent and us. The amended and restated warrant agreement provides that the terms of the Series Z Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of two-thirds of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, we may lower the exercise price or extend the duration of the Series Z Warrants without the consent of the holders.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for the senior debt securities and the subordinated debt securities. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

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Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

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The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

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Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our common stock, Series W Warrants and Series Z Warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2019 and for the year then ended, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, have been so incorporated in reliance on the report (which contains an explanatory paragraph to our ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2018 and for the year then ended, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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6,000,000 Shares

Common Stock

PAVmed Inc.

Prospectus Supplement

MAXIM GROUP LLC

January 5, 2021

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.